1 THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. Constellation Energy Generation, LLC Floating Rate Senior Notes due January 8, 2028 No. 1 $ CUSIP No. 210385AN0 Constellation Energy Generation, LLC, a limited liability company duly organized and subsisting under the laws of the Commonwealth of Pennsylvania (herein called the “Issuer” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______________________ ($_________________) on January 8, 2028, and to pay interest thereon from January 8, 2026 or from the most recent Floating Rate Interest Payment Date (defined below) to which interest has been paid or duly provided for, quarterly in arrears on January 8, April 8, July 8 and October 8 of each year (each, a “Floating Rate Interest Payment Date”), commencing on April 8, 2026, at the rate equal to Compounded SOFR plus 0.600% per annum (the “Margin”), until the principal hereof is paid or made available for payment and, subject to the terms of the Indenture, at the same rate on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. Payment of the principal of (and premium, if any) and interest on this Floating Rate Senior Note will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that so

2 long as the Notes are held by DTC as Registered Global Securities, payments shall be made by wire transfer to DTC. (a) Determining the Floating Rate The record date for interest payable on any Floating Rate Interest Payment Date shall be the close of business on (1) the business day immediately preceding such Floating Rate Interest Payment Date so long as all of the Floating Rate Senior Notes remain in book-entry only form, or (2) the 15th calendar day immediately preceding such Floating Rate Interest Payment Date if any of the Floating Rate Senior Notes do not remain in book-entry only form. Interest on the Floating Rate Senior Notes will accrue from, and including, the date of original issuance to, but excluding, the first Floating Rate Interest Payment Date. Starting on the first Floating Rate Interest Payment Date, interest on the Floating Rate Senior Notes will accrue from, and including, the last Floating Rate Interest Payment Date to which the Issuer has paid, or duly provided for the payment of, interest on the Floating Rate Senior Notes to, but excluding, the next succeeding Floating Rate Interest Payment Date. No interest will accrue on the Floating Rate Senior Notes for the day that the Floating Rate Senior Notes matures. The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined below). If any Floating Rate Interest Payment Date falls on a day that is not a business day, the Issuer will make the interest payment on the next succeeding business day unless that business day is in the next succeeding calendar month, in which case (other than in the case of the maturity date) the Issuer will make the interest payment on the immediately preceding business day. If an interest payment is made on the next succeeding business day, no interest will accrue as a result of the delay in payment. If the maturity date of the Floating Rate Senior Notes falls on a day that is not a business day, the payment due on such date will be postponed to the next succeeding business day, and no further interest will accrue in respect of such postponement. On each Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date, the calculation agent (as defined below), acting subject to and in accordance with the Calculation Agent Agreement (as defined below), will calculate the amount of accrued interest payable on the Floating Rate Senior Notes by multiplying (i) the outstanding principal amount of the Floating Rate Senior Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the Floating Rate Senior Notes be less than zero. The term “interest period”, with respect to the Floating Rate Senior Notes, means the period commencing on any Floating Rate Interest Payment Date (or, with respect to the initial interest period only, commencing on the date of original issuance) to, but excluding, the next succeeding Floating Rate Interest Payment Date, and, in the case of the last such period, from and including the Floating Rate Interest Payment Date immediately preceding the maturity date to but excluding the maturity date. Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Senior Notes, if the Issuer (or its Designee) determines on or prior to the relevant Reference Time

3 (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Senior Notes. For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Floating Rate Senior Notes will be an annual rate equal to the sum of the Benchmark Replacement and the Margin. (b) SOFR Index Unavailable Provisions If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/ treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website. (c) Effect of Benchmark Transition Event i. Benchmark Replacement If the Issuer (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Senior Notes in respect of such determination on such date and all determinations on all subsequent dates. ii. Benchmark Replacement Conforming Changes In connection with the implementation of a Benchmark Replacement, the Issuer (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time. iii. Decisions and Determinations Any determination, decision or election that may be made by the Issuer (or its Designee) pursuant this subsection “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event,

4 circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Issuer’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the Floating Rate Senior Notes, shall become effective without consent from the holders of the Floating Rate Senior Notes or any other party. (d) Calculation of the Floating Interest Rate The “calculation agent” means a banking institution or trust company appointed by the Issuer to act as calculation agent. The initial calculation agent shall be U.S. Bank Trust Company, National Association, which shall have been appointed under, and shall act in all respects in connection with the Floating Rate Senior Notes subject to and in accordance with, that certain Calculation Agent Agreement (“Calculation Agent Agreement”), dated on or about the date hereof, by and between the Issuer and U.S. Bank Trust Company, National Association, as calculation agent thereunder. Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each interest period by the calculation agent, or in certain circumstances described above, by the Issuer (or its Designee) will be final and binding on the Issuer, the Trustee, and the holders of the Floating Rate Senior Notes. None of the Trustee, paying agent, registrar or calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Trustee, paying agent, registrar or calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties described herein as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information herein and reasonably required for the performance of such duties. (e) Certain Defined Terms For purposes of the Floating Rate Senior Notes, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings: “Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable

5 Benchmark Replacement. “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer (or its Designee) as of the Benchmark Replacement Date: (1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment; (2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and (3) the sum of: (a) the alternate rate of interest that has been selected by the Issuer (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then- current Benchmark for U.S. dollar denominated Floating Rate Senior Notes at such time and (b) the Benchmark Replacement Adjustment “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer (or its Designee) as of the Benchmark Replacement Date: (1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated Floating Rate Senior Notes at such time. The Benchmark Replacement Adjustment shall not include the Margin specified in this prospectus supplement and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Floating Rate Senior Notes. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of the Floating Rate Senior Notes, in each case that the Issuer (or its Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer (or its Designee) decide that adoption of any portion of such market practice is not administratively feasible or if the Issuer (or its Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer (or its Designee) determine is reasonably necessary or practicable). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark

6 Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark(including the daily published component used in the calculation thereof): (1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark(or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. “Compounded SOFR” will be determined by the calculation agent, acting subject to and in accordance with the Calculation Agent Agreement, in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred- thousandth of a percentage point): where:

7 “SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value two U.S. Government Securities Business Days before the date of original issuance; “SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date (or, in the final interest period, relating to the applicable maturity date); and “dc” is the number of calendar days in the relevant Observation Period. “Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time. “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark. “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment. “Observation Period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such interest period (or in the final interest period, preceding the applicable maturity date). “SOFR Index” means, with respect to any U.S. Government Securities Business Day: (1) the SOFR Index value as published by the SOFR Administrator (as defined below) as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that: (2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described herein.

8 “SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source. “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuer (or its Designee) in accordance with the Benchmark Replacement Conforming Changes. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities. Reference is hereby made to the further provisions of this Floating Rate Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature Page to Floating Rate Senior Notes] Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, this Floating Rate Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. IN WITNESS WHEREOF the Issuer has caused this instrument to be duly executed. Dated: January 8, 2026 CONSTELLATION ENERGY GENERATION, LLC By:_____________________________________ Shane Smith Executive Vice President and Chief Financial Officer Attest: _________________________________________ Brian J. Buck, Assistant Secretary TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Indenture. U.S. Bank Trust Company, National Association, as Trustee By: ____________________________________ Authorized Officer

10 [Reverse of Note] This Floating Rate Senior Note is one of a duly authorized issue of securities of the Issuer (herein called the “Floating Rate Senior Notes”), issued and to be issued in one or more series under an Indenture, dated as of September 28, 2007 (herein called the “Indenture”), between the Issuer (formerly known as Exelon Generation Company, LLC) and U.S. Bank Trust Company, National Association, as successor trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Officer’s Certificate, dated as of January 8, 2026 delivered pursuant to Sections 2.1, 2.4(3) and 10.5 of the Indenture and setting forth additional terms of this Floating Rate Senior Note, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Floating Rate Senior Notes and of the terms upon which the Floating Rate Senior Notes are, and are to be, authenticated and delivered. This Floating Rate Senior Note is one of the series designated on the face hereof, initially limited in aggregate principal amount up to and including $300,000,000. The Floating Rate Senior Notes may not be redeemed prior to maturity. The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Floating Rate Senior Note or certain restrictive covenants and Events of Default with respect to this Floating Rate Senior Note, in each case upon compliance with certain conditions set forth in the Indenture. If an Event of Default with respect to the Floating Rate Senior Notes of this series shall occur and be continuing, the principal of the Floating Rate Senior Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Floating Rate Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Floating Rate Senior Note and of any Floating Rate Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Floating Rate Senior Note. As provided in and subject to the provisions of the Indenture, the Holder of this Floating Rate Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time outstanding shall have made written request to the Trustee to

11 institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Floating Rate Senior Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein. No reference herein to the Indenture and no provision of this Floating Rate Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Floating Rate Senior Note at the times, place and rate, and in the coin or currency, herein prescribed. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Floating Rate Senior Note is registrable in the security register, upon surrender of this Floating Rate Senior Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Floating Rate Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Floating Rate Senior Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Floating Rate Senior Notes of this series are exchangeable for a like aggregate principal amount of Floating Rate Senior Notes of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Floating Rate Senior Note for registration of transfer and notice to the Trustee thereof the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Floating Rate Senior Note is registered as the owner hereof for all purposes, whether or not this Floating Rate Senior Note be overdue, and neither the issuer, the Trustee nor any such agent shall be affected by notice to the contrary. The Issuer may deliver its signature page to this Floating Rate Senior Note, and the Trustee may validly authenticate this Floating Rate Senior Note, by manual, facsimile, or Electronic Signature, in each case which may be delivered by telecopier, facsimile or other electronic transmission (e.g. a “pdf” or “tif”), which shall be effective as delivery of a manually signature thereof and may be used in lieu of manual signature pages for all purposes.

12 This Floating Rate Senior Note shall not be valid until authenticated by the manual signature, facsimile, or Electronic Signature of the Trustee or an authenticating agent in accordance with the Indenture. An authenticating agent may authenticate Floating Rate Senior Notes whenever the Trustee may do so. As used herein, “Electronic Signature” means any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com). Notwithstanding Section 2.5 of the Indenture, the Floating Rate Senior Notes will not be required to be signed under the Issuer’s seal. THE INDENTURE AND THIS FLOATING RATE SENIOR NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. All terms used in this Floating Rate Senior Note, which are not otherwise defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

13 ASSIGNMENT FORM If you, the holder, want to assign this Note, fill in the form below and have your signature guaranteed: I or we assign and transfer this Note to (Insert assignee’s social security or tax ID number) (Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for such agent. Date: Your Signature: (Sign exactly as your name appears on the other side of this Note) By: NOTICE: To be executed by an executive officer Signature Guarantee:

14 SCHEDULE OF INCREASES OR DECREASES IN REGISTERED GLOBAL SECURITY The following increases or decreases in this Registered Global Security have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Registered Security Amount of Increase in Principal Amount of this Global Registered Security Principal Amount of this Registered Global Security following such decrease or increase Signature of authorized officer of Trustee or Securities Custodian